UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

April 24, 2012

BRITTON & KOONTZ CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-22606	64-0665423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Main Street, Natchez, Mississippi  39120
(Address of Principal Executive Offices) (Zip Code)

(601) 445-5576
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On April 24, 2012, Britton & Koontz Capital Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders. In addition to the election of one Class I director, shareholders were asked to ratify the appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accountant for 2012.

With respect to the election of one Class I director, the nominee for election received the number of votes as shown in the following table:

Nominee	Number of Votes Cast “FOR” Nominee	Number of Votes Withheld	Number of Non-Votes
Robert R. Punches	795,602	27,546	1,315,318

In addition to the director noted above who was elected at the Annual Meeting, the following directors continued in office after the Annual Meeting: W. Page Ogden, George R. Kurz, W.W. Allen, Jr., Craig A. Bradford, D.M.D, and Vinod K. Thukral, Ph.D.

The proposal to ratify the Company’s appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accountant for 2012 required the approval of at least a majority of the votes cast at the Annual Meeting.  The proposal received the votes set forth below, and thus the Company’s shareholders ratified the appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accountant for 2012.

	Number of Votes Cast	Percentage of Total Outstanding Shares
For	1,543,289	72.17%
Against	7,084	0.33%
Abstain	16,903	0.79%
Not Voted	571,190	26.71%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BRITTON & KOONTZ CAPITAL CORPORATION

April 26, 2012	/s/ W. Page Ogden
W. Page Ogden
President and Chief Executive Officer